News Release

Trustmark Corporation Announces First Quarter 2015 Financial Results

JACKSON, Miss. – April 28, 2015 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $29.1 million in the first quarter of 2015, which represented diluted earnings per share of $0.43.  Trustmark’s performance during the first quarter of 2015 produced a return on average tangible equity of 11.86% and a return on average assets of 0.97%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2015, to shareholders of record on June 1, 2015.

First Quarter Highlights
●	Building traction in higher loan-growth markets: Alabama, Texas and Tennessee
●	Mortgage banking revenue increased 51.5% and insurance revenue increased 10.0% linked quarter
●	Noninterest expense declined $5.2 million from the prior quarter; efficiency ratio improved 270 bps to 66.46%
●	Solid credit quality continued; nonperforming assets declined 2.7% from the prior quarter

Gerard R. Host, President and CEO, stated, “Trustmark posted another quarter of solid financial results, tempered in part by the prolonged low interest rate environment.  We continued to expand customer relationships, reflected by legacy loan growth in our Alabama, Texas and Tennessee markets, in addition to growth in our mortgage and insurance businesses.  We strengthened our presence in the Greater Birmingham area with additional commercial lending and real estate professionals and are committed to expanding our relationships in this market.  During the quarter, revenue remained stable at approximately $140 million, while noninterest expense declined $5.2 million, resulting in an improved efficiency ratio.  Credit quality remained strong and continued to be an important contributor to our financial success.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating value for our shareholders.”

Balance Sheet Management
●	Legacy loan growth in Alabama, Tennessee and Texas offset by reductions in Mississippi
●	Average noninterest-bearing deposits represented 28.1% of average total deposits in the first quarter
●	Capital base provides opportunity to support additional growth

Loans held for investment totaled $6.4 billion at March 31, 2015, a decrease of $35.6 million, or 0.6%, from the prior quarter and an increase of $490.1 million, or 8.3%, from one year earlier.  Construction, land development and other land loans increased $71.8 million from the prior quarter, driven entirely by growth in construction loans across Trustmark’s five-state franchise.  During the quarter, many customers took advantage of attractive, lower mortgage rates; Trustmark elected to sell the vast majority of these lower-rate, longer-term home mortgages in the secondary market, rather than replacing the runoff in its single-family loan portfolio.  Loans secured by nonfarm, nonresidential real estate decreased $36.3 million as growth in owner-occupied real estate in Alabama and Tennessee was more than offset by declines in non-owner occupied loans in Texas and Mississippi.  Other real estate secured loans, which include multifamily projects, decreased by $20.5 million, driven primarily by activity in the Mississippi market.  Commercial and industrial loans declined $41.6 million as the growth in the Tennessee market was more than offset by seasonal paydowns in the Mississippi market.   Other loans, which include nonprofits and real estate investment trusts, increased $6.2 million, reflecting growth in Mississippi, Texas and Alabama.  Loans to states and other political divisions increased $11.6 million, primarily reflecting growth in Texas and Alabama.

Acquired loans totaled $498.4 million at March 31, 2015, down $51.0 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $6.9 billion at March 31, 2015, down $86.6 million from the prior quarter.

Average earning assets during the first quarter totaled $10.6 billion, unchanged from the prior quarter and up 3.9% from one year earlier.  Average deposits in the first quarter totaled $9.8 billion, up $234.5 million, from the prior quarter.  Noninterest-bearing deposits represented 28.1% of average deposits in the first quarter of 2015.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At March 31, 2015, Trustmark’s tangible equity to tangible assets ratio was 8.91%, while the total risk-based capital ratio was 14.92%.  Tangible book value per share was $15.53 at March 31, 2015, up 2.6% from the prior quarter and 8.1% from the prior year.

Credit Quality
●	Continued improvement in classified and criticized loan balances
●	Other real estate declined 2.5% linked quarter and 19.2% year-over-year
●	Net charge-offs were negligible and represented less than one basis point of average loans in the first quarter

Levels of both classified and criticized loans continued to reflect steady improvement.  Relative to the prior quarter, Trustmark’s classified and criticized loan balances declined 4.7% and 8.9%, respectively.  When compared to the prior year, classified loan balances decreased 13.8%, while criticized loan balances decreased 21.3%.

Nonperforming assets declined $4.7 million, or 2.7%, from the prior quarter and $8.4 million, or 4.8%, from the comparable period one year earlier.  The decline during the quarter was attributable to a reduction in both nonaccruals and other real estate, while the year-over-year decline was attributable to a reduction in other real estate.

Allocation of Trustmark’s $71.3 million allowance for loan losses represented 1.30% of commercial loans and 0.61% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.11% at March 31, 2015, representing a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 205.5% of nonperforming loans, excluding impaired loans at March 31, 2015.

All of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation
●	Mortgage revenue increased 51.5% from the prior quarter and 31.3% from the prior year; production up 3.7% from the prior quarter and 32.2% from the prior year
●	Insurance revenue increased 10.0% and 6.4% from the prior quarter and year, respectively

Revenue in the first quarter totaled $139.8 million and remained relatively stable compared to the prior quarter, reflecting Trustmark’s diversified business model.  Net interest income (FTE) in the first quarter totaled $101.5 million, resulting in a net interest margin of 3.88%.  Relative to the prior quarter, interest income (FTE) decreased $1.7 million due primarily to lower yields on taxable investment securities and fewer days in the first quarter.  The yield on acquired loans in the first quarter totaled 11.62% and included recoveries from settlement of debt of $3.9 million, which represented approximately 2.99% of the annualized total acquired loan yield in the first quarter.  Excluding acquired loans, the net interest margin in the first quarter totaled 3.47%.  Comparatively, the net interest margin, excluding acquired loans and yield maintenance payments on prepaid securities, totaled 3.46% in the prior quarter.

Noninterest income totaled $42.4 million in the first quarter, an increase of 0.8% from the prior quarter and a decrease of 3.9% from levels one year earlier.  The decline from the same period in the prior year was due primarily to debit card interchange-fee standards that became effective for Trustmark on July 1, 2014, and a loss related to the disposition of a former branch office building.  Bank card and other fees remained relatively stable compared to the prior quarter, while service charges on deposit accounts declined 11.4% linked quarter, reflecting a seasonal reduction in NSF and overdraft fees.  Other income, net declined $1.7 million from the prior quarter; the reduction was due to write-downs of the FDIC indemnification asset as resolution of covered other real estate exceeded expectations, the aforementioned sale of a branch location as well as from insurance proceeds associated with non-qualified benefit plans in the fourth quarter.

Mortgage banking revenue in the first quarter totaled $9.0 million, an increase of 51.5% relative to the prior quarter and 31.3% from the comparable period one year earlier.  The increase in mortgage revenue relative to the prior quarter reflects expanded secondary marketing gains, in addition to improved mortgage servicing hedge ineffectiveness and an increased fair value of mortgage loans held for sale.  Mortgage loan production in the first quarter totaled $304.6 million, up 3.7% from the prior quarter and 32.2% from levels one year earlier.

Insurance revenue in the first quarter totaled $8.6 million, an increase of 10.0% from the prior quarter and 6.4% relative to levels one year earlier.  Due to a continued focus on business development, group health and commercial property and casualty businesses were the primary drivers of growth.  In the first quarter, wealth management revenue totaled $8.0 million, a 5.6% decrease from the prior quarter that was primarily attributable to decreased brokerage commissions.

Noninterest Expense
●	Noninterest expense totaled $99.2 million, down 5.0% from the prior quarter
●	Efficiency ratio improved to 66.46%

Noninterest expense totaled $99.2 million in the first quarter.  Excluding ORE expense and intangible amortization of $3.1 million, noninterest expense totaled $96.1 million, a decrease of $3.0 million, or 3.0%, from comparable expenses in the prior quarter.  Salaries and benefits totaled $57.2 million in the first quarter, unchanged from the prior quarter and up 0.8% relative to the prior year.  ORE and foreclosure expense declined by $2.1 million during the quarter, while net occupancy-premises expense declined by $441 thousand.  Services and fees decreased $280 thousand during the quarter, reflecting the gradual transition of activities performed by third-party consultants to current associates.  Other expense decreased $2.7 million relative to the prior quarter; the reduction was due in part to contingency reserves established in the fourth quarter of 2014 as well as to lower loan-related expenses.

While banking center offices will remain an extremely important delivery channel, banking will continue to evolve as something customers will do, not necessarily some place they will go.  As such, Trustmark has made investments in mobile banking products to ensure it continues to meet the evolving needs of customers.  In the second quarter of 2015, Trustmark will introduce its new consumer mobile banking service.  Once the initial customer adoption period is complete, new features such as mobile deposit, personal financial management, and new payment and transfer options will be incrementally introduced throughout 2015.

Trustmark also continued the realignment of its retail delivery channels to enhance productivity and efficiency, as well as promote additional revenue growth.  During the first quarter, Trustmark completed the consolidation of a banking center with limited growth opportunities into another office and announced the consolidation of five banking offices that will be completed during the second quarter of 2015.  As part of Trustmark’s ongoing branch optimization initiative, Trustmark will have consolidated 28 offices, inclusive of pending closures, since 2012. In conjunction with the completed closures, Trustmark reallocated a portion of those resources and opened five offices in attractive markets, including Birmingham and Montgomery, Alabama; Jackson, Mississippi; Memphis, Tennessee; and Houston, Texas, since 2012.  Trustmark is committed to investments to support profitable revenue growth, as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 29, 2015, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, May 13, 2015, in archived format at the same web address or by calling (877) 344-7529, passcode 10063235.

Trustmark Corporation is a financial services company providing banking and financial solutions through 202 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2015 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2015	12/31/2014	3/31/2014	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,190,344	$2,204,361	$2,136,392	$(14,017)	-0.6%	$53,952	2.5%
Securities AFS-nontaxable	127,623	129,403	149,744	(1,780)	-1.4%	(22,121)	-14.8%
Securities HTM-taxable	1,119,979	1,117,989	1,118,747	1,990	0.2%	1,232	0.1%
Securities HTM-nontaxable	41,405	42,040	31,039	(635)	-1.5%	10,366	33.4%
Total securities	3,479,351	3,493,793	3,435,922	(14,442)	-0.4%	43,429	1.3%
Loans (including loans held for sale)	6,561,430	6,494,369	5,950,720	67,061	1.0%	610,710	10.3%
Acquired loans:
Noncovered loans	502,534	544,260	751,723	(41,726)	-7.7%	(249,189)	-33.1%
Covered loans	23,593	27,039	33,805	(3,446)	-12.7%	(10,212)	-30.2%
Fed funds sold and rev repos	217	1,269	6,460	(1,052)	-82.9%	(6,243)	-96.6%
Other earning assets	46,368	48,224	36,820	(1,856)	-3.8%	9,548	25.9%
Total earning assets	10,613,493	10,608,954	10,215,450	4,539	0.0%	398,043	3.9%
Allowance for loan losses	(81,993)	(82,851)	(79,736)	858	-1.0%	(2,257)	2.8%
Cash and due from banks	290,251	284,754	407,078	5,497	1.9%	(116,827)	-28.7%
Other assets	1,303,552	1,317,217	1,376,024	(13,665)	-1.0%	(72,472)	-5.3%
Total assets	$12,125,303	$12,128,074	$11,918,816	$(2,771)	0.0%	$206,487	1.7%

Interest-bearing demand deposits	$1,847,374	$1,815,999	$1,900,504	$31,375	1.7%	$(53,130)	-2.8%
Savings deposits	3,252,586	2,963,771	3,193,098	288,815	9.7%	59,488	1.9%
Time deposits less than $100,000	1,139,912	1,152,622	1,280,513	(12,710)	-1.1%	(140,601)	-11.0%
Time deposits of $100,000 or more	785,715	838,309	947,509	(52,594)	-6.3%	(161,794)	-17.1%
Total interest-bearing deposits	7,025,587	6,770,701	7,321,624	254,886	3.8%	(296,037)	-4.0%
Fed funds purchased and repos	421,206	526,482	282,816	(105,276)	-20.0%	138,390	48.9%
Short-term borrowings	256,714	385,841	65,010	(129,127)	-33.5%	191,704	n/m
Long-term FHLB advances	1,243	2,652	8,406	(1,409)	-53.1%	(7,163)	-85.2%
Subordinated notes	49,939	49,931	49,907	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	7,816,545	7,797,463	7,789,619	19,082	0.2%	26,926	0.3%
Noninterest-bearing deposits	2,741,945	2,762,332	2,630,785	(20,387)	-0.7%	111,160	4.2%
Other liabilities	129,844	146,011	130,749	(16,167)	-11.1%	(905)	-0.7%
Total liabilities	10,688,334	10,705,806	10,551,153	(17,472)	-0.2%	137,181	1.3%
Shareholders' equity	1,436,969	1,422,268	1,367,663	14,701	1.0%	69,306	5.1%
Total liabilities and equity	$12,125,303	$12,128,074	$11,918,816	$(2,771)	0.0%	$206,487	1.7%

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2015	12/31/2014	3/31/2014	$ Change	% Change	$ Change	% Change
Cash and due from banks	$335,244	$315,973	$423,819	$19,271	6.1%	$(88,575)	-20.9%
Fed funds sold and rev repos	-	1,885	-	(1,885)	-100.0%	-	n/m
Securities available for sale	2,381,459	2,374,567	2,382,441	6,892	0.3%	(982)	0.0%
Securities held to maturity	1,184,554	1,170,685	1,155,569	13,869	1.2%	28,985	2.5%
Loans held for sale (LHFS)	150,365	132,196	120,446	18,169	13.7%	29,919	24.8%
Loans held for investment (LHFI)	6,413,876	6,449,469	5,923,766	(35,593)	-0.6%	490,110	8.3%
Allowance for loan losses	(71,321)	(69,616)	(67,518)	(1,705)	2.4%	(3,803)	5.6%
Net LHFI	6,342,555	6,379,853	5,856,248	(37,298)	-0.6%	486,307	8.3%
Acquired loans:
Noncovered loans	478,172	525,783	713,647	(47,611)	-9.1%	(235,475)	-33.0%
Covered loans	20,271	23,626	32,670	(3,355)	-14.2%	(12,399)	-38.0%
Allowance for loan losses, acquired loans	(11,837)	(12,059)	(10,540)	222	-1.8%	(1,297)	12.3%
Net acquired loans	486,606	537,350	735,777	(50,744)	-9.4%	(249,171)	-33.9%
Net LHFI and acquired loans	6,829,161	6,917,203	6,592,025	(88,042)	-1.3%	237,136	3.6%
Premises and equipment, net	198,039	200,781	203,771	(2,742)	-1.4%	(5,732)	-2.8%
Mortgage servicing rights	62,903	64,358	67,614	(1,455)	-2.3%	(4,711)	-7.0%
Goodwill	365,500	365,500	365,500	-	0.0%	-	0.0%
Identifiable intangible assets	31,250	33,234	39,697	(1,984)	-6.0%	(8,447)	-21.3%
Other real estate, excluding covered other real estate	90,175	92,509	111,536	(2,334)	-2.5%	(21,361)	-19.2%
Covered other real estate	4,794	6,060	4,759	(1,266)	-20.9%	35	0.7%
FDIC indemnification asset	4,743	6,997	13,487	(2,254)	-32.2%	(8,744)	-64.8%
Other assets	540,977	568,685	576,390	(27,708)	-4.9%	(35,413)	-6.1%
Total assets	$12,179,164	$12,250,633	$12,057,054	$(71,469)	-0.6%	$122,110	1.0%

Deposits:
Noninterest-bearing	$2,936,875	$2,748,635	$2,879,341	$188,240	6.8%	$57,534	2.0%
Interest-bearing	6,970,115	6,949,723	7,242,778	20,392	0.3%	(272,663)	-3.8%
Total deposits	9,906,990	9,698,358	10,122,119	208,632	2.2%	(215,129)	-2.1%
Fed funds purchased and repos	523,187	443,543	259,341	79,644	18.0%	263,846	n/m
Short-term borrowings	50,570	425,077	59,671	(374,507)	-88.1%	(9,101)	-15.3%
Long-term FHLB advances	1,222	1,253	8,341	(31)	-2.5%	(7,119)	-85.3%
Subordinated notes	49,944	49,936	49,912	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	139,311	150,670	121,919	(11,359)	-7.5%	17,392	14.3%
Total liabilities	10,733,080	10,830,693	10,683,159	(97,613)	-0.9%	49,921	0.5%
Common stock	14,076	14,060	14,051	16	0.1%	25	0.2%
Capital surplus	358,583	356,244	352,402	2,339	0.7%	6,181	1.8%
Retained earnings	1,103,077	1,092,120	1,045,939	10,957	1.0%	57,138	5.5%
Accum other comprehensive
loss, net of tax	(29,652)	(42,484)	(38,497)	12,832	-30.2%	8,845	-23.0%
Total shareholders' equity	1,446,084	1,419,940	1,373,895	26,144	1.8%	72,189	5.3%
Total liabilities and equity	$12,179,164	$12,250,633	$12,057,054	$(71,469)	-0.6%	$122,110	1.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2015	12/31/2014	3/31/2014	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$69,658	$70,775	$66,185	$(1,117)	-1.6%	$3,473	5.2%
Interest and fees on acquired loans	15,078	13,500	16,786	1,578	11.7%	(1,708)	-10.2%
Interest on securities-taxable	19,586	21,694	19,220	(2,108)	-9.7%	366	1.9%
Interest on securities-tax exempt-FTE	1,789	1,814	1,920	(25)	-1.4%	(131)	-6.8%
Interest on fed funds sold and rev repos	-	3	5	(3)	-100.0%	(5)	-100.0%
Other interest income	393	384	375	9	2.3%	18	4.8%
Total interest income-FTE	106,504	108,170	104,491	(1,666)	-1.5%	2,013	1.9%
Interest on deposits	3,247	3,382	4,365	(135)	-4.0%	(1,118)	-25.6%
Interest on fed funds pch and repos	143	184	76	(41)	-22.3%	67	88.2%
Other interest expense	1,649	1,510	1,363	139	9.2%	286	21.0%
Total interest expense	5,039	5,076	5,804	(37)	-0.7%	(765)	-13.2%
Net interest income-FTE	101,465	103,094	98,687	(1,629)	-1.6%	2,778	2.8%
Provision for loan losses, LHFI	1,785	(1,393)	(805)	3,178	n/m	2,590	n/m
Provision for loan losses, acquired loans	347	1,179	63	(832)	-70.6%	284	n/m
Net interest income after provision-FTE	99,333	103,308	99,429	(3,975)	-3.8%	(96)	-0.1%
Service charges on deposit accounts	11,085	12,514	11,568	(1,429)	-11.4%	(483)	-4.2%
Insurance commissions	8,616	7,831	8,097	785	10.0%	519	6.4%
Wealth management	7,990	8,460	8,135	(470)	-5.6%	(145)	-1.8%
Bank card and other fees	6,762	6,712	9,081	50	0.7%	(2,319)	-25.5%
Mortgage banking, net	8,965	5,918	6,829	3,047	51.5%	2,136	31.3%
Other, net	(1,055)	596	(21)	(1,651)	n/m	(1,034)	n/m
Nonint inc-excl sec gains (losses), net	42,363	42,031	43,689	332	0.8%	(1,326)	-3.0%
Security gains (losses), net	-	-	389	-	n/m	(389)	-100.0%
Total noninterest income	42,363	42,031	44,078	332	0.8%	(1,715)	-3.9%
Salaries and employee benefits	57,169	57,159	56,726	10	0.0%	443	0.8%
Services and fees	14,121	14,401	13,165	(280)	-1.9%	956	7.3%
Net occupancy-premises	6,191	6,632	6,606	(441)	-6.6%	(415)	-6.3%
Equipment expense	5,974	5,911	6,138	63	1.1%	(164)	-2.7%
FDIC assessment expense	2,940	2,669	2,416	271	10.2%	524	21.7%
ORE/Foreclosure expense	1,115	3,240	3,315	(2,125)	-65.6%	(2,200)	-66.4%
Other expense	11,706	14,420	13,252	(2,714)	-18.8%	(1,546)	-11.7%
Total noninterest expense	99,216	104,432	101,618	(5,216)	-5.0%	(2,402)	-2.4%
Income before income taxes and tax eq adj	42,480	40,907	41,889	1,573	3.8%	591	1.4%
Tax equivalent adjustment	4,073	4,179	3,783	(106)	-2.5%	290	7.7%
Income before income taxes	38,407	36,728	38,106	1,679	4.6%	301	0.8%
Income taxes	9,259	8,655	9,103	604	7.0%	156	1.7%
Net income	$29,148	$28,073	$29,003	$1,075	3.8%	$145	0.5%

Per share data
Earnings per share - basic	$0.43	$0.42	$0.43	$0.01	2.4%	$-	0.0%

Earnings per share - diluted	$0.43	$0.42	$0.43	$0.01	2.4%	$-	0.0%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,525,791	67,445,721	67,410,147

Diluted	67,639,326	67,633,637	67,550,483

Period end shares outstanding	67,556,591	67,481,992	67,439,562

OTHER FINANCIAL DATA
Return on equity	8.23%	7.83%	8.60%
Return on average tangible equity	11.86%	11.40%	12.93%
Return on assets	0.97%	0.92%	0.99%
Interest margin - Yield - FTE	4.07%	4.05%	4.15%
Interest margin - Cost	0.19%	0.19%	0.23%
Net interest margin - FTE	3.88%	3.86%	3.92%
Efficiency ratio (1)	66.46%	69.16%	68.32%
Full-time equivalent employees	3,038	3,060	3,114

STOCK PERFORMANCE
Market value-Close	$24.28	$24.54	$25.35
Book value	$21.41	$21.04	$20.37
Tangible book value	$15.53	$15.13	$14.36

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2015 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2015	12/31/2014	3/31/2014	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$902	$852	$96	$50	5.9%	$806	n/m
Florida	8,179	11,091	9,956	(2,912)	-26.3%	(1,777)	-17.8%
Mississippi (2)	52,145	57,129	44,168	(4,984)	-8.7%	7,977	18.1%
Tennessee (3)	4,197	5,819	5,206	(1,622)	-27.9%	(1,009)	-19.4%
Texas	11,585	4,452	4,572	7,133	n/m	7,013	n/m
Total nonaccrual loans	77,008	79,343	63,998	(2,335)	-2.9%	13,010	20.3%
Other real estate
Alabama	21,795	21,196	24,103	599	2.8%	(2,308)	-9.6%
Florida	34,746	35,324	42,013	(578)	-1.6%	(7,267)	-17.3%
Mississippi (2)	15,143	17,397	22,287	(2,254)	-13.0%	(7,144)	-32.1%
Tennessee (3)	10,072	10,292	13,000	(220)	-2.1%	(2,928)	-22.5%
Texas	8,419	8,300	10,133	119	1.4%	(1,714)	-16.9%
Total other real estate	90,175	92,509	111,536	(2,334)	-2.5%	(21,361)	-19.2%
Total nonperforming assets	$167,183	$171,852	$175,534	$(4,669)	-2.7%	$(8,351)	-4.8%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,413	$2,764	$1,870	$(1,351)	-48.9%	$(457)	-24.4%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$7,584	$25,943	$20,109	$(18,359)	-70.8%	$(12,525)	-62.3%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2015	12/31/2014	3/31/2014	$ Change	% Change	$ Change	% Change
Beginning Balance	$69,616	$70,134	$66,448	$(518)	-0.7%	$3,168	4.8%
Provision for loan losses	1,785	(1,393)	(805)	3,178	n/m	2,590	n/m
Charge-offs	(3,004)	(3,174)	(3,016)	170	-5.4%	12	-0.4%
Recoveries	2,924	4,049	4,891	(1,125)	-27.8%	(1,967)	-40.2%
Net (charge-offs) recoveries	(80)	875	1,875	(955)	n/m	(1,955)	n/m
Ending Balance	$71,321	$69,616	$67,518	$1,705	2.4%	$3,803	5.6%

PROVISION FOR LOAN LOSSES (4)
Alabama	$761	$283	$472	$478	n/m	$289	61.2%
Florida	1,833	(66)	(3,499)	1,899	n/m	5,332	n/m
Mississippi (2)	(2,729)	(3,065)	1,983	336	-11.0%	(4,712)	n/m
Tennessee (3)	1,432	1,993	(915)	(561)	-28.1%	2,347	n/m
Texas	488	(538)	1,154	1,026	n/m	(666)	-57.7%
Total provision for loan losses	$1,785	$(1,393)	$(805)	$3,178	n/m	$2,590	n/m

NET CHARGE-OFFS (4)
Alabama	$144	$92	$55	$52	56.5%	$89	n/m
Florida	(28)	(226)	(2,524)	198	-87.6%	2,496	-98.9%
Mississippi (2)	143	(880)	676	1,023	n/m	(533)	-78.8%
Tennessee (3)	(216)	325	(1)	(541)	n/m	(215)	n/m
Texas	37	(186)	(81)	223	n/m	118	n/m
Total net charge-offs (recoveries)	$80	$(875)	$(1,875)	$955	n/m	$1,955	n/m

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.00%	-0.05%	-0.13%
Provision for loan losses/average loans	0.11%	-0.09%	-0.05%
Nonperforming loans/total loans (incl LHFS)	1.17%	1.21%	1.06%
Nonperforming assets/total loans (incl LHFS)	2.55%	2.61%	2.90%
Nonperforming assets/total loans (incl LHFS) +ORE	2.51%	2.57%	2.85%
ALL/total loans (excl LHFS)	1.11%	1.08%	1.14%
ALL-commercial/total commercial loans	1.30%	1.23%	1.33%
ALL-consumer/total consumer and home mortgage loans	0.61%	0.67%	0.65%
ALL/nonperforming loans	92.62%	87.74%	105.50%
ALL/nonperforming loans -
(excl impaired loans)	205.52%	180.95%	180.86%

CAPITAL RATIOS
Total equity/total assets	11.87%	11.59%	11.39%
Tangible equity/tangible assets	8.91%	8.62%	8.31%
Tangible equity/risk-weighted assets	12.34%	12.17%	12.08%
Tier 1 leverage ratio	9.99%	9.63%	9.14%
Tier 1 common risk-based capital ratio	13.14%	12.75%	12.37%
Tier 1 risk-based capital ratio	13.83%	13.47%	13.11%
Total risk-based capital ratio	14.92%	14.56%	14.34%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2015 ($ in thousands) (unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Securities AFS-taxable	$2,190,344	$2,204,361	$2,202,020	$2,205,352	$2,136,392
Securities AFS-nontaxable	127,623	129,403	131,305	135,956	149,744
Securities HTM-taxable	1,119,979	1,117,989	1,126,309	1,120,448	1,118,747
Securities HTM-nontaxable	41,405	42,040	43,114	43,551	31,039
Total securities	3,479,351	3,493,793	3,502,748	3,505,307	3,435,922
Loans (including loans held for sale)	6,561,430	6,494,369	6,387,251	6,160,781	5,950,720
Acquired loans:
Noncovered loans	502,534	544,260	585,675	664,733	751,723
Covered loans	23,593	27,039	28,971	31,122	33,805
Fed funds sold and rev repos	217	1,269	4,228	2,648	6,460
Other earning assets	46,368	48,224	41,871	36,259	36,820
Total earning assets	10,613,493	10,608,954	10,550,744	10,400,850	10,215,450
Allowance for loan losses	(81,993)	(82,851)	(78,227)	(77,652)	(79,736)
Cash and due from banks	290,251	284,754	272,925	304,441	407,078
Other assets	1,303,552	1,317,217	1,345,771	1,343,384	1,376,024
Total assets	$12,125,303	$12,128,074	$12,091,213	$11,971,023	$11,918,816

Interest-bearing demand deposits	$1,847,374	$1,815,999	$1,808,710	$1,826,019	$1,900,504
Savings deposits	3,252,586	2,963,771	3,050,743	3,260,634	3,193,098
Time deposits less than $100,000	1,139,912	1,152,622	1,187,794	1,225,706	1,280,513
Time deposits of $100,000 or more	785,715	838,309	874,333	911,531	947,509
Total interest-bearing deposits	7,025,587	6,770,701	6,921,580	7,223,890	7,321,624
Fed funds purchased and repos	421,206	526,482	540,870	387,289	282,816
Short-term borrowings	256,714	385,841	181,114	59,465	65,010
Long-term FHLB advances	1,243	2,652	8,050	8,291	8,406
Subordinated notes	49,939	49,931	49,923	49,915	49,907
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	7,816,545	7,797,463	7,763,393	7,790,706	7,789,619
Noninterest-bearing deposits	2,741,945	2,762,332	2,774,745	2,676,907	2,630,785
Other liabilities	129,844	146,011	140,218	111,170	130,749
Total liabilities	10,688,334	10,705,806	10,678,356	10,578,783	10,551,153
Shareholders' equity	1,436,969	1,422,268	1,412,857	1,392,240	1,367,663
Total liabilities and equity	$12,125,303	$12,128,074	$12,091,213	$11,971,023	$11,918,816

PERIOD END BALANCES	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Cash and due from banks	$335,244	$315,973	$237,497	$322,960	$423,819
Fed funds sold and rev repos	-	1,885	4,013	5,000	-
Securities available for sale	2,381,459	2,374,567	2,363,895	2,376,431	2,382,441
Securities held to maturity	1,184,554	1,170,685	1,169,640	1,156,790	1,155,569
Loans held for sale (LHFS)	150,365	132,196	135,562	142,103	120,446
Loans held for investment (LHFI)	6,413,876	6,449,469	6,333,651	6,187,000	5,923,766
Allowance for loan losses	(71,321)	(69,616)	(70,134)	(66,648)	(67,518)
Net LHFI	6,342,555	6,379,853	6,263,517	6,120,352	5,856,248
Acquired loans:
Noncovered loans	478,172	525,783	564,542	616,911	713,647
Covered loans	20,271	23,626	27,607	29,628	32,670
Allowance for loan losses, acquired loans	(11,837)	(12,059)	(11,949)	(11,179)	(10,540)
Net acquired loans	486,606	537,350	580,200	635,360	735,777
Net LHFI and acquired loans	6,829,161	6,917,203	6,843,717	6,755,712	6,592,025
Premises and equipment, net	198,039	200,781	200,474	201,639	203,771
Mortgage servicing rights	62,903	64,358	67,090	65,049	67,614
Goodwill	365,500	365,500	365,500	365,500	365,500
Identifiable intangible assets	31,250	33,234	35,357	37,506	39,697
Other real estate, excluding covered other real estate	90,175	92,509	97,037	106,970	111,536
Covered other real estate	4,794	6,060	4,146	3,872	4,759
FDIC indemnification asset	4,743	6,997	8,154	10,866	13,487
Other assets	540,977	568,685	564,234	569,598	576,390
Total assets	$12,179,164	$12,250,633	$12,096,316	$12,119,996	$12,057,054

Deposits:
Noninterest-bearing	$2,936,875	$2,748,635	$2,723,480	$2,729,199	$2,879,341
Interest-bearing	6,970,115	6,949,723	6,789,745	7,131,167	7,242,778
Total deposits	9,906,990	9,698,358	9,513,225	9,860,366	10,122,119
Fed funds purchased and repos	523,187	443,543	607,851	559,316	259,341
Short-term borrowings	50,570	425,077	316,666	61,227	59,671
Long-term FHLB advances	1,222	1,253	8,003	8,236	8,341
Subordinated notes	49,944	49,936	49,928	49,920	49,912
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	139,311	150,670	123,689	119,184	121,919
Total liabilities	10,733,080	10,830,693	10,681,218	10,720,105	10,683,159
Common stock	14,076	14,060	14,051	14,051	14,051
Capital surplus	358,583	356,244	354,251	353,196	352,402
Retained earnings	1,103,077	1,092,120	1,081,161	1,063,201	1,045,939
Accum other comprehensive
loss, net of tax	(29,652)	(42,484)	(34,365)	(30,557)	(38,497)
Total shareholders' equity	1,446,084	1,419,940	1,415,098	1,399,891	1,373,895
Total liabilities and equity	$12,179,164	$12,250,633	$12,096,316	$12,119,996	$12,057,054

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Interest and fees on LHFS & LHFI-FTE	$69,658	$70,775	$70,197	$69,618	$66,185
Interest and fees on acquired loans	15,078	13,500	23,200	23,250	16,786
Interest on securities-taxable	19,586	21,694	19,712	19,522	19,220
Interest on securities-tax exempt-FTE	1,789	1,814	1,845	1,912	1,920
Interest on fed funds sold and rev repos	-	3	9	6	5
Other interest income	393	384	386	379	375
Total interest income-FTE	106,504	108,170	115,349	114,687	104,491
Interest on deposits	3,247	3,382	3,606	3,970	4,365
Interest on fed funds pch and repos	143	184	180	110	76
Other interest expense	1,649	1,510	1,425	1,375	1,363
Total interest expense	5,039	5,076	5,211	5,455	5,804
Net interest income-FTE	101,465	103,094	110,138	109,232	98,687
Provision for loan losses, LHFI	1,785	(1,393)	3,058	351	(805)
Provision for loan losses, acquired loans	347	1,179	1,145	3,784	63
Net interest income after provision-FTE	99,333	103,308	105,935	105,097	99,429
Service charges on deposit accounts	11,085	12,514	12,743	11,846	11,568
Insurance commissions	8,616	7,831	9,240	8,300	8,097
Wealth management	7,990	8,460	8,038	7,710	8,135
Bank card and other fees	6,762	6,712	7,279	9,894	9,081
Mortgage banking, net	8,965	5,918	5,842	6,191	6,829
Other, net	(1,055)	596	(160)	199	(21)
Nonint inc-excl sec gains (losses), net	42,363	42,031	42,982	44,140	43,689
Security gains (losses), net	-	-	(89)	-	389
Total noninterest income	42,363	42,031	42,893	44,140	44,078
Salaries and employee benefits	57,169	57,159	56,675	56,134	56,726
Services and fees	14,121	14,401	14,489	14,543	13,165
Net occupancy-premises	6,191	6,632	6,817	6,413	6,606
Equipment expense	5,974	5,911	5,675	6,136	6,138
FDIC assessment expense	2,940	2,669	2,644	2,468	2,416
ORE/Foreclosure expense	1,115	3,240	930	3,836	3,315
Other expense	11,706	14,420	12,964	13,231	13,252
Total noninterest expense	99,216	104,432	100,194	102,761	101,618
Income before income taxes and tax eq adj	42,480	40,907	48,634	46,476	41,889
Tax equivalent adjustment	4,073	4,179	3,909	3,944	3,783
Income before income taxes	38,407	36,728	44,725	42,532	38,106
Income taxes	9,259	8,655	11,136	9,635	9,103
Net income	$29,148	$28,073	$33,589	$32,897	$29,003

Per share data
Earnings per share - basic	$0.43	$0.42	$0.50	$0.49	$0.43

Earnings per share - diluted	$0.43	$0.42	$0.50	$0.49	$0.43

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	67,525,791	67,445,721	67,439,788	67,439,659	67,410,147

Diluted	67,639,326	67,633,637	67,608,612	67,582,714	67,550,483

Period end shares outstanding	67,556,591	67,481,992	67,439,788	67,439,788	67,439,562

OTHER FINANCIAL DATA
Return on equity	8.23%	7.83%	9.43%	9.48%	8.60%
Return on average tangible equity	11.86%	11.40%	13.70%	13.90%	12.93%
Return on assets	0.97%	0.92%	1.10%	1.10%	0.99%
Interest margin - Yield - FTE	4.07%	4.05%	4.34%	4.42%	4.15%
Interest margin - Cost	0.19%	0.19%	0.20%	0.21%	0.23%
Net interest margin - FTE	3.88%	3.86%	4.14%	4.21%	3.92%
Efficiency ratio (1)	66.46%	69.16%	62.80%	64.31%	68.32%
Full-time equivalent employees	3,038	3,060	3,067	3,095	3,114

STOCK PERFORMANCE
Market value-Close	$24.28	$24.54	$23.04	$24.69	$25.35
Book value	$21.41	$21.04	$20.98	$20.76	$20.37
Tangible book value	$15.53	$15.13	$15.04	$14.78	$14.36

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2015 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Nonaccrual loans
Alabama	$902	$852	$852	$80	$96
Florida	8,179	11,091	10,986	11,041	9,956
Mississippi (2)	52,145	57,129	65,751	49,430	44,168
Tennessee (3)	4,197	5,819	5,901	4,244	5,206
Texas	11,585	4,452	4,824	6,323	4,572
Total nonaccrual loans	77,008	79,343	88,314	71,118	63,998
Other real estate
Alabama	21,795	21,196	24,256	24,541	24,103
Florida	34,746	35,324	36,608	43,207	42,013
Mississippi (2)	15,143	17,397	16,419	18,723	22,287
Tennessee (3)	10,072	10,292	11,347	12,073	13,000
Texas	8,419	8,300	8,407	8,426	10,133
Total other real estate	90,175	92,509	97,037	106,970	111,536
Total nonperforming assets	$167,183	$171,852	$185,351	$178,088	$175,534

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,413	$2,764	$3,839	$1,936	$1,870

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$7,584	$25,943	$24,979	$21,810	$20,109

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Beginning Balance	$69,616	$70,134	$66,648	$67,518	$66,448
Provision for loan losses	1,785	(1,393)	3,058	351	(805)
Charge-offs	(3,004)	(3,174)	(3,216)	(3,820)	(3,016)
Recoveries	2,924	4,049	3,644	2,599	4,891
Net (charge-offs) recoveries	(80)	875	428	(1,221)	1,875
Ending Balance	$71,321	$69,616	$70,134	$66,648	$67,518

PROVISION FOR LOAN LOSSES (4)
Alabama	$761	$283	$1,093	$696	$472
Florida	1,833	(66)	(147)	(2,014)	(3,499)
Mississippi (2)	(2,729)	(3,065)	4,679	2,877	1,983
Tennessee (3)	1,432	1,993	244	(277)	(915)
Texas	488	(538)	(2,811)	(931)	1,154
Total provision for loan losses	$1,785	$(1,393)	$3,058	$351	$(805)

NET CHARGE-OFFS (4)
Alabama	$144	$92	$172	$84	$55
Florida	(28)	(226)	(89)	(525)	(2,524)
Mississippi (2)	143	(880)	462	1,518	676
Tennessee (3)	(216)	325	48	87	(1)
Texas	37	(186)	(1,021)	57	(81)
Total net charge-offs (recoveries)	$80	$(875)	$(428)	$1,221	$(1,875)

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.00%	-0.05%	-0.03%	0.08%	-0.13%
Provision for loan losses/average loans	0.11%	-0.09%	0.19%	0.02%	-0.05%
Nonperforming loans/total loans (incl LHFS)	1.17%	1.21%	1.37%	1.12%	1.06%
Nonperforming assets/total loans (incl LHFS)	2.55%	2.61%	2.87%	2.81%	2.90%
Nonperforming assets/total loans (incl LHFS) +ORE	2.51%	2.57%	2.82%	2.77%	2.85%
ALL/total loans (excl LHFS)	1.11%	1.08%	1.11%	1.08%	1.14%
ALL-commercial/total commercial loans	1.30%	1.23%	1.26%	1.20%	1.33%
ALL-consumer/total consumer and home mortgage loans	0.61%	0.67%	0.69%	0.75%	0.65%
ALL/nonperforming loans	92.62%	87.74%	79.41%	93.71%	105.50%
ALL/nonperforming loans -
(excl impaired loans)	205.52%	180.95%	178.81%	159.71%	180.86%

CAPITAL RATIOS
Total equity/total assets	11.87%	11.59%	11.70%	11.55%	11.39%
Tangible equity/tangible assets	8.91%	8.62%	8.67%	8.51%	8.31%
Tangible equity/risk-weighted assets	12.34%	12.17%	12.24%	12.19%	12.08%
Tier 1 leverage ratio	9.99%	9.63%	9.54%	9.43%	9.14%
Tier 1 common risk-based capital ratio	13.14%	12.75%	12.74%	12.61%	12.37%
Tier 1 risk-based capital ratio	13.83%	13.47%	13.47%	13.34%	13.11%
Total risk-based capital ratio	14.92%	14.56%	14.70%	14.54%	14.34%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2015 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$-	$100	$100	$100	$100
U.S. Government agency obligations
Issued by U.S. Government agencies	78,115	79,656	83,011	117,489	123,368
Issued by U.S. Government sponsored agencies	33,076	32,818	30,779	40,848	40,601
Obligations of states and political subdivisions	160,154	162,258	165,463	171,229	172,437
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,010	12,427	12,828	13,492	14,263
Issued by FNMA and FHLMC	195,470	204,441	213,420	225,229	232,488
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,646,710	1,661,833	1,603,138	1,543,619	1,530,068
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	225,826	189,334	221,641	229,283	232,072
Asset-backed securities and structured financial products	30,098	31,700	33,515	35,142	37,044
Total securities available for sale	$2,381,459	$2,374,567	$2,363,895	$2,376,431	$2,382,441

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$101,171	$100,971	$100,767	$100,563	$100,361
Obligations of states and political subdivisions	62,928	63,505	64,538	65,193	65,757
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	18,861	19,115	13,368	13,959	12,177
Issued by FNMA and FHLMC	11,341	11,437	11,816	12,165	12,395
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	842,827	834,176	836,966	822,444	822,135
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	147,426	141,481	142,185	142,466	142,744
Total securities held to maturity	$1,184,554	$1,170,685	$1,169,640	$1,156,790	$1,155,569

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At March 31, 2015, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $39.0 million ($24.1 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 93% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Loans secured by real estate:
Construction, land development and other land loans	$691,657	$619,877	$580,794	$531,651	$592,658
Secured by 1-4 family residential properties	1,613,993	1,634,397	1,625,480	1,581,859	1,533,781
Secured by nonfarm, nonresidential properties	1,516,895	1,553,193	1,560,901	1,544,516	1,461,947
Other real estate secured	233,322	253,787	239,819	250,383	193,221
Commercial and industrial loans	1,228,788	1,270,350	1,246,753	1,250,146	1,207,367
Consumer loans	161,535	167,964	168,813	165,372	160,153
State and other political subdivision loans	614,330	602,727	585,382	562,415	493,220
Other loans	353,356	347,174	325,709	300,658	281,419
LHFI	6,413,876	6,449,469	6,333,651	6,187,000	5,923,766
Allowance for loan losses	(71,321)	(69,616)	(70,134)	(66,648)	(67,518)
Net LHFI	$6,342,555	$6,379,853	$6,263,517	$6,120,352	$5,856,248

ACQUIRED NONCOVERED LOANS BY TYPE	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Loans secured by real estate:
Construction, land development and other land loans	$51,363	$58,309	$64,808	$75,353	$88,683
Secured by 1-4 family residential properties	111,830	116,920	120,366	133,191	145,213
Secured by nonfarm, nonresidential properties	177,210	202,323	214,806	226,967	271,696
Other real estate secured	26,819	27,813	28,036	30,918	34,787
Commercial and industrial loans	81,261	88,256	103,185	114,212	135,114
Consumer loans	8,494	9,772	11,236	14,733	15,024
Other loans	21,195	22,390	22,105	21,537	23,130
Noncovered loans	478,172	525,783	564,542	616,911	713,647
Allowance for loan losses	(11,106)	(10,541)	(11,136)	(9,770)	(9,952)
Net noncovered loans	$467,066	$515,242	$553,406	$607,141	$703,695

ACQUIRED COVERED LOANS BY TYPE	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Loans secured by real estate:
Construction, land development and other land loans	$1,447	$1,197	$1,721	$2,130	$2,239
Secured by 1-4 family residential properties	11,200	13,180	14,114	14,565	15,572
Secured by nonfarm, nonresidential properties	5,844	7,672	8,270	8,831	10,629
Other real estate secured	1,469	1,096	2,949	2,376	2,470
Commercial and industrial loans	255	277	327	336	361
Consumer loans	-	-	-	-	49
Other loans	56	204	226	1,390	1,350
Covered loans	20,271	23,626	27,607	29,628	32,670
Allowance for loan losses	(731)	(1,518)	(813)	(1,409)	(588)
Net covered loans	$19,540	$22,108	$26,794	$28,219	$32,082

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition (continued)
	March 31, 2015
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$691,657	$84,244	$61,909	$244,335	$50,198	$250,971
Secured by 1-4 family residential properties	1,613,993	45,686	48,707	1,378,256	124,642	16,702
Secured by nonfarm, nonresidential properties	1,516,895	108,858	167,899	754,282	149,548	336,308
Other real estate secured	233,322	14,771	5,526	151,607	26,038	35,380
Commercial and industrial loans	1,228,788	81,484	11,289	772,678	109,535	253,802
Consumer loans	161,535	16,579	2,380	123,415	16,352	2,809
State and other political subdivision loans	614,330	44,108	27,434	449,339	20,327	73,122
Other loans	353,356	18,921	18,632	241,744	37,690	36,369
Loans	$6,413,876	$414,651	$343,776	$4,115,656	$534,330	$1,005,463

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$46,700	$4,696	$22,204	$13,802	$1,956	$4,042
Development	53,793	5,143	6,524	32,184	886	9,056
Unimproved land	109,869	7,835	22,231	47,341	22,509	9,953
1-4 family construction	148,566	27,066	10,804	70,670	3,387	36,639
Other construction	332,729	39,504	146	80,338	21,460	191,281
Construction, land development and other land loans	$691,657	$84,244	$61,909	$244,335	$50,198	$250,971

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$194,635	$21,719	$41,559	$64,736	$19,853	$46,768
Office	195,111	14,306	41,765	79,718	7,593	51,729
Nursing homes/assisted living	78,785	-	-	72,893	5,892	-
Hotel/motel	112,494	11,555	19,187	37,702	33,941	10,109
Industrial	45,236	5,342	4,595	11,573	1,109	22,617
Health care	25,824	2,389	-	23,408	27	-
Convenience stores	10,165	242	-	5,230	1,209	3,484
Other	154,018	5,548	17,834	69,896	4,988	55,752
Total income producing loans	816,268	61,101	124,940	365,156	74,612	190,459

Owner-occupied:
Office	109,847	6,919	16,186	56,121	7,953	22,668
Churches	96,168	3,953	3,161	47,597	31,071	10,386
Industrial warehouses	117,065	3,406	3,979	59,813	11,343	38,524
Health care	111,405	13,512	7,770	60,731	9,434	19,958
Convenience stores	63,363	484	1,519	45,868	2,962	12,530
Retail	37,976	2,208	4,035	25,396	3,305	3,032
Restaurants	27,915	1,651	1,948	23,356	-	960
Auto dealerships	13,503	6,210	90	5,837	1,349	17
Other	123,385	9,414	4,271	64,407	7,519	37,774
Total owner-occupied loans	700,627	47,757	42,959	389,126	74,936	145,849
Loans secured by nonfarm, nonresidential properties	$1,516,895	$108,858	$167,899	$754,282	$149,548	$336,308

(1) Excludes Acquired Loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2015 ($ in thousands) (unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Securities – taxable	2.40%	2.59%	2.35%	2.35%	2.39%
Securities – nontaxable	4.29%	4.20%	4.20%	4.27%	4.31%
Securities – total	2.49%	2.67%	2.44%	2.45%	2.50%
Loans - LHFI & LHFS	4.31%	4.32%	4.36%	4.53%	4.51%
Acquired loans	11.62%	9.38%	14.98%	13.40%	8.67%
Loans - total	4.85%	4.73%	5.29%	5.43%	5.00%
FF sold & rev repo	0.00%	0.94%	0.84%	0.91%	0.31%
Other earning assets	3.44%	3.16%	3.66%	4.19%	4.13%
Total earning assets	4.07%	4.05%	4.34%	4.42%	4.15%

Interest-bearing deposits	0.19%	0.20%	0.21%	0.22%	0.24%
FF pch & repo	0.14%	0.14%	0.13%	0.11%	0.11%
Other borrowings	1.81%	1.20%	1.88%	3.07%	2.99%
Total interest-bearing liabilities	0.26%	0.26%	0.27%	0.28%	0.30%

Net interest margin	3.88%	3.86%	4.14%	4.21%	3.92%
Net interest margin excluding acquired loans	3.47%	3.54%	3.47%	3.55%	3.52%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin increased 2 basis points during the first quarter of 2015.  The slight increase in the net interest margin was primarily due to an increase in recoveries on acquired loans from $2.0 million during the fourth quarter of 2014 to $3.9 million during the first quarter of 2015.  Excluding the recoveries on acquired loans, the yield on average acquired loans totaled 8.63% during the first quarter of 2015.

The net interest margin, excluding acquired loans, totaled 3.47% during the first quarter of 2015 compared to a net interest margin, excluding acquired loans as well as $2.2 million of yield maintenance payments on prepaid securities, of 3.46% during the fourth quarter of 2014.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $1.3 million and $1.9 million for the quarters ended March 31, 2015 and 2014, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Mortgage servicing income, net	$4,897	$4,814	$4,674	$4,592	$4,539
Change in fair value-MSR from runoff	(2,213)	(1,999)	(2,364)	(2,391)	(1,812)
Gain on sales of loans, net	3,716	2,910	3,272	2,749	1,839
Other, net	1,245	132	(323)	695	400
Mortgage banking income before hedge ineffectiveness	7,645	5,857	5,259	5,645	4,966
Change in fair value-MSR from market changes	(2,368)	(4,142)	700	(3,038)	(723)
Change in fair value of derivatives	3,688	4,203	(117)	3,584	2,586
Net positive hedge ineffectiveness	1,320	61	583	546	1,863
Mortgage banking, net	$8,965	$5,918	$5,842	$6,191	$6,829

During the first quarter of 2015, Trustmark exercised its option to repurchase delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are fully guaranteed by FHA/VA. As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6). The transaction resulted in a gain of $304 thousand, which was recorded during the first quarter of 2015 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2015 ($ in thousands) (unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Partnership amortization for tax credit purposes	$(2,472)	$(2,806)	$(3,006)	$(3,006)	$(3,006)
Decrease in FDIC indemnification asset	(970)	(735)	(452)	(999)	(688)
Increase in life insurance cash surrender value	1,675	1,693	1,702	1,857	2,087
Other miscellaneous income	712	2,444	1,596	2,347	1,586
Total other, net	$(1,055)	$596	$(160)	$199	$(21)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the first quarter of 2015, other noninterest income included a write-down of the FDIC indemnification asset of $970 thousand on acquired covered loans and covered other real estate obtained from the Heritage Banking Group as a result of loan pay-offs, real estate sales, improved cash flow projections and valuation of covered other real estate.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Loan expense	$2,721	$3,312	$3,070	$3,107	$3,464
Amortization of intangibles	1,991	2,123	2,150	2,190	2,293
Other miscellaneous expense	6,994	8,985	7,744	7,934	7,495
Total other expense	$11,706	$14,420	$12,964	$13,231	$13,252

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2015 ($ in thousands) (unaudited)

Note 6 - Non-GAAP Financial Measures (continued)
			Quarter Ended
			3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
	TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity			$1,436,969	$1,422,268	$1,412,857	$1,392,240	$1,367,663
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(372,720)
	Identifiable intangible assets		(32,398)	(34,411)	(36,553)	(38,711)	(41,015)
Total average tangible equity			$1,039,071	$1,022,357	$1,010,804	$988,029	$953,928

	PERIOD END BALANCES
	Total shareholders' equity		$1,446,084	$1,419,940	$1,415,098	$1,399,891	$1,373,895
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(31,250)	(33,234)	(35,357)	(37,506)	(39,697)
	Total tangible equity	(a)	$1,049,334	$1,021,206	$1,014,241	$996,885	$968,698

	TANGIBLE ASSETS
	Total assets		$12,179,164	$12,250,633	$12,096,316	$12,119,996	$12,057,054
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(31,250)	(33,234)	(35,357)	(37,506)	(39,697)
	Total tangible assets	(b)	$11,782,414	$11,851,899	$11,695,459	$11,716,990	$11,651,857

	Risk-weighted assets	(c)	$8,503,102	$8,387,799	$8,287,608	$8,175,622	$8,016,482

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income		$29,148	$28,073	$33,589	$32,897	$29,003
Plus:	Intangible amortization net of tax		1,229	1,312	1,328	1,353	1,417
Net income adjusted for intangible amortization			$30,377	$29,385	$34,917	$34,250	$30,420

Period end common shares outstanding		(d)	67,556,591	67,481,992	67,439,788	67,439,788	67,439,562

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)			11.86%	11.40%	13.70%	13.90%	12.93%
Tangible equity/tangible assets		(a)/(b)	8.91%	8.62%	8.67%	8.51%	8.31%
Tangible equity/risk-weighted assets		(a)/(c)	12.34%	12.17%	12.24%	12.19%	12.08%
	Tangible book value	(a)/(d)*1,000	$15.53	$15.13	$15.04	$14.78	$14.36

TIER 1 COMMON RISK-BASED CAPITAL - BASEL I
	Total shareholders' equity			$1,419,940	$1,415,098	$1,399,891	$1,373,895
	Eliminate qualifying AOCI			42,484	34,365	30,557	38,497
	Qualifying tier 1 capital			60,000	60,000	60,000	60,000
	Disallowed goodwill			(365,500)	(365,500)	(365,500)	(365,500)
Adj to goodwill allowed for deferred taxes				15,855	15,503	15,150	14,798
Other disallowed intangibles				(33,234)	(35,357)	(37,506)	(39,697)
Disallowed servicing intangible				(6,436)	(6,709)	(6,505)	(6,761)
	Disallowed deferred taxes			(3,479)	(1,234)	(5,134)	(23,969)
	Total tier 1 capital			1,129,630	1,116,166	1,090,953	1,051,263
Less:	Qualifying tier 1 capital			(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)		$1,069,630	$1,056,166	$1,030,953	$991,263

Tier 1 common risk-based capital ratio		(e)/(c)		12.75%	12.74%	12.61%	12.37%

COMMON EQUITY TIER 1 CAPITAL (CET1) - BASEL III
	Total shareholders' equity		$1,446,084
	AOCI-related adjustments		29,652
CET1 adjustments and deductions:
	Goodwill net of associated deferred tax liabilities (DTLs)		(349,292)
	Other adjustments and deductions for CET1 (2)		(9,104)
	CET1 capital	(f)	1,117,340
	Additional tier 1 capital instruments plus related surplus		60,000
	Less: additional tier 1 capital deductions		(1,762)
	Additional tier 1 capital		58,238
	Tier 1 capital		$1,175,578

Tier 1 common risk-based capital ratio		(f)/(c)	13.14%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

Trustmark
Banking and Financial Solutions

First Quarter 2015 Financial Results

April 28, 2015

TRMK Corporate Office

Building a Premier Regional Financial Services Organization

Quarter in Review

Another quarter of solid financial results; Q1-15 EPS of $0.43 – up 2.4% from prior quarter

- ✓ **Legacy loan portfolio:** building traction in higher loan-growth markets: Alabama, Texas and Tennessee
- ✓ **Acquired loans performance:** interest income on acquired loans increased in the first quarter due to a higher level of recoveries, while the acquired loan yield exceeded expectations
- ✓ **Solid credit quality continues:** continued improvement in classified and criticized loan balances, in addition to reductions in other real estate on both a linked-quarter and year-over-year basis
- ✓ **Well diversified deposit base serves as an excellent, low-cost source of funds:** average deposits in the first quarter totaled $9.8 billion, up $234.5 million from the prior quarter; average noninterest-bearing deposits represented 28.1% of average total deposits for the first quarter
- ✓ **Income statement highlights:** revenue remained stable at approximately $140 million; noninterest expense totaled $99.2 million, down 5.0% from the prior quarter; efficiency ratio improved to 66.46%
- ✓ **Capital management:** solid capital position reflects consistent profitability of our diversified financial services businesses

At March 31, 2015:	
Total Assets	$12.2 billion
Total Loans (HFI & Acquired)	$6.9 billion
Total Deposits	$9.9 billion
Banking Centers	202

2015:	Q1-15
Net Income	$29.1 million
EPS – Diluted	$0.43
Dividends / Share	$0.23
ROATE	11.86%
ROAA	0.97%
Tangible Equity / Tangible Assets	8.91%
Total Risk-Based Capital Ratio	14.92%

Source: Company reports

3

Trustmark Banking and Financial Solutions

Legacy Loan Portfolio

Building traction in higher loan-growth markets

- Loans held for investment ("HFI") decreased by $35.6 million to $6.4 billion from the prior quarter; year-over-year, loans HFI increased by $490.1 million
- Total loans (HFI & Acquired) decreased by $86.6 million from the prior quarter and increased $242.2 million from the prior year
- Trustmark had total energy sector exposure of $429 million with outstanding balances of $195 million at March 31, 2015; Trustmark has no loan exposure where the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves

Loans HFI Dollar Growth by Type

($ in millions)

Type	Balance	Linked Quarter	Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 692	$ 72	$ 99
Secured by 1-4 family residential prop.	1,614	(20)	80
Secured by nonfarm, nonresidential prop.	1,517	(36)	55
Other real estate secured	233	(20)	40
Commercial and industrial loans	1,229	(42)	21
Consumer loans	162	(6)	1
State and other political subdivision loans	614	12	121
Other loans	353	6	72
Loans HFI	$ 6,414	$ (36)	$ 490

Loans HFI

($ in millions)

$5,924
$6,187
$6,334
$6,449
$6,414
Dollar Change:
$263
$147
$115
($36) (1)
Q1-14
Q2-14
Q3-14
Q4-14
Q1-15

Loans HFI Dollar Growth by Region (Y-o-Y)

($ in millions)

$239
$25
$67
$44
$115
AL
FL
MS (2)
TN (3)
TX

Source: Company reports
(1) Linked quarter difference does not foot due to rounding
(2) Mississippi includes Central and Southern Mississippi Regions
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

4

Trustmark
Banking and Financial Solutions

Acquired Loan Portfolio

Performance of acquired loans

- ✓ Acquired loan yield in the first quarter totaled 11.62% and included recoveries from settlement of debt of $3.9 million, which represented approximately 2.99% of the total yield on acquired loans
- ✓ We expect the yield on acquired loans (excl. recoveries) for the second quarter to be in the 6.5% - 7.5% range, reflecting our most recent re-estimation of cash flows
- ✓ Based upon most recent cash flow analyses, we anticipate acquired loan balances (excl. any settlement of debt) to decline by approximately $50 million during the second quarter

Interest Income & Impairment – Acquired Loans

($ in thousands)	Q1-14	Q2-14	Q3-14	Q4-14	Q1-15
Acq. loan accretion / int.	$ 12,975	$ 14,310	$ 14,462	$ 11,509	$ 11,195
Acq. recoveries	3,811	8,940	8,738	1,991	3,883
Interest income on acq. loans	$ 16,786	$ 23,250	$ 23,200	$ 13,500	$ 15,078
Provision for acq. loan losses	$ 63	$ 3,784	$ 1,145	$ 1,179	$ 347
Net acq. loan contribution(1)	$ 16,723	$ 19,466	$ 22,055	$ 12,321	$ 14,731
Acq. loan yield	6.70%	8.25%	9.34%	8.00%	8.63%
Acq. loan recoveries yield	1.97%	5.15%	5.64%	1.38%	2.99%
Total yield on acq. loans	8.67%	13.40%	14.98%	9.38%	11.62%

(1) Net interest income on acquired loans - Provision for acquired loan losses

Acquired Loans

($ in millions)

$746
$647
$592
$549
$498
Dollar Change:
($99)
($55)
($43)
($51)
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15

Source: Company reports

Accretable Yield

($ in millions)

$105
$93
$83
$77
$70
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15

5

Trustmark
Banking and Financial Solutions

Credit Risk Management

Solid credit quality continues

- ✓ Nonperforming assets declined 2.7% million from the prior quarter and 4.8% million from the prior year
  - ➢ Other real estate decreased 2.5% from the prior quarter and 19.2% from the prior year
- ✓ Net charge-offs for the quarter were negligible and represented less than one basis point of average loans in the first quarter
- ✓ Classified loans decreased by 4.7%, while criticized loan balances decreased by 8.9% relative to the prior quarter
  - ➢ Relative to the prior year, classified loan balances decreased 13.8%, while criticized loan balances declined 21.3%
- ✓ Allowance for loan losses represented 205.52% of nonperforming loans, excluding impaired loans

Other Real Estate

($ in millions)

$112
$107
$97
$93
$90
Dollar Change:
($5)
($10)
($4)
($3)
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15

ALL / Nonperforming Loans (excl. Impaired Loans)

180.86%
159.71%
178.81%
180.95%
205.52%
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15

Source: Company reports
Note: Credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement

6

Trustmark Banking and Financial Solutions

Attractive, Low-Cost Deposit Base

Well diversified deposit base serves as an excellent, low-cost source of funds

- ✓ Average deposits in the first quarter totaled $9.8 billion, up $234.5 million from the prior quarter
- ✓ Noninterest-bearing represented 28.1% of average deposits in the first quarter
- ✓ Cost of deposits continued to decline

Deposit Mix – Average Balance

($ in millions)

$9,952
$9,901
$9,696
$9,533
$9,768
26%
27%
29%
29%
28%
74%
73%
71%
71%
72%
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Interest-bearing
Noninterest-bearing

Cost of Deposits	0.18%	0.16%	0.15%	0.14%	0.13%

Deposit Mix By Type – Q1-15 Ending Balance

($ in millions)

Time Deposits $1,899
Savings $696
Nonint.-Bearing DDA $2,937
MMDA $1,517
Interest Checking $2,858
19%
7%
30%
15%
29%

Total Deposits at March 31, 2015 – $9,907

Source: Company reports

7

Trustmark Banking and Financial Solutions

Income Statement Highlights – Revenue

Revenue remained relatively stable at approximately $140 million, reflecting Trustmark's diversified business model

Net Interest Income – FTE

($ in millions)

$99
$17
$82
$109
$23
$86
$110
$23
$87
$103
$14
$89
$101
$15
$86
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Net Interest Income (excl. Acq. Loans)
Net Interest Income on Acq. Loans

Noninterest Income

($ in millions)

$44
$44
$43
$42
$42
Q1 - 14
Q2 - 14
Q3 - 14(2)
Q4 - 14(2)
Q1 - 15(2)

Net Interest Margin

3.92%
4.21%
4.14%
3.86%
3.88%
3.52%
3.55%
3.47%
3.54%
3.47%
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14(1)
Q1 - 15
NIM
NIM (excl. acquired loans)

Noninterest Income Mix – Q1-15

($ in millions)

Mortgage banking, net $9
Other, net ($1)
Service charges on deposit accounts $11
Bank card and other fees $7
Wealth management $8
Insurance commissions $8
21%
(1%)
26%
16%
19%
19%

Source: Company reports

(1) Net interest margin, excluding acquired loans and yield maintenance payments, totaled 3.46%

(2) Reflects Durbin-related reduction in interchange income of approximately $2.5 million a quarter in 2014 and $2.7 million a quarter in 2015

8

Trustmark Banking and Financial Solutions

Income Statement Highlights – Noninterest Expense

- ✓ Excluding ORE and intangible amortization of $3.1 million, noninterest expense in the first quarter totaled $96.1 million, an decrease of $3.0 million from the prior quarter
- ✓ Salaries and benefits totaled $57.2 million in the first quarter, unchanged from the prior quarter and up 0.8% from the prior year
- ✓ ORE and foreclosure expense decreased $2.1 million during the quarter, while net occupancy-premises expense declined $441 thousand
- ✓ Continued realignment of branch network – consolidated one banking center and announced the consolidation of five banking offices that will be completed during the second quarter of 2015
  - ➢ Since 2012, Trustmark will have closed 28 banking offices, inclusive of pending closures, and has reallocated a portion of those resources into attractive markets, including Birmingham and Montgomery, Alabama; Jackson, Mississippi; Memphis, Tennessee; and Houston, Texas
- ✓ Efficiency ratio improved 270 bps to 66.46% for the first quarter

Noninterest Expense

($ in millions)

$102
$6
$96
$103
$6
$97
$100
$3
$97
$104
$5
$99
$99
$3
$96
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Source: Company reports

9

Trustmark Banking and Financial Solutions

Capital Management

Solid capital position reflects consistent profitability of our diversified financial services businesses

- ✓ Tangible equity to tangible assets ratio was 8.91%, while the total risk-based capital ratio was 14.92% in the first quarter
- ✓ Solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value

Tangible Equity/Tangible Assets
8.31%
8.51%
8.67%
8.62%
8.91%
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15

Tier 1 Common Risk-based Capital Ratio
12.37%
12.61%
12.74%
12.75%
13.14%
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15

Total Risk-based Capital Ratio
14.34%
14.54%
14.70%
14.56%
14.92%
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15

Source: Company reports

10

Trustmark
Banking and Financial Solutions

Strategic Priorities to Enhance Shareholder Value

✓ Profitable revenue generation

- Create and expand customer relationships
- Loan growth
- Noninterest income – deposit services, wealth management, insurance
- Business development and cross-selling

✓ Process improvement and expense management

- Performance Measurement
- Market Optimization
- Capital and Expense Management

✓ Leverage existing infrastructure investments

- Enterprise-wide analytics system
- Network operations center
- Cybersecurity and fraud detection system

✓ Credit quality

- Maintain disciplined underwriting and pricing
- Resolution of existing problem assets

✓ Effective risk management

- Ensure regulatory compliance
- Create value-added proposition, while managing businesses more effectively

✓ Mergers and acquisitions

- In-market consolidation
- Expand to additional attractive markets
- Patience and discipline

11

Trustmark
Banking and Financial Solutions